EXHIBIT 10.12

SECOND AMENDMENT AND EXTENSION AGREEMENT

THIS SECOND AMENDMENT AND EXTENSION AGREEMENT, dated as of July 15, 2014 (this “Agreement”), among NEW YORK STATE ELECTRIC & GAS CORPORATION, a New York corporation (“NYSEG”), ROCHESTER GAS AND ELECTRIC CORPORATION, a New York corporation (“RG&E”), CENTRAL MAINE POWER COMPANY, a Maine corporation (“CMP”; together with NYSEG, and RG&E, the “Borrowers”; each, a “Borrower”), the several banks and other financial institutions or entities from time to time parties to this Agreement (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (in such capacity, the “Administrative Agent”), BANK OF AMERICA, N.A., as syndication agent, and BANCO BILBAO VIZCAYA ARGENTARIA S.A., NEW YORK BRANCH, SANTANDER BANK, N.A. (FORMERLY SOVEREIGN BANK, N.A.), TD BANK, N.A., THE BANK OF NEW YORK MELLON and UNION BANK, N.A., as co-documentation agents.

RECITALS

A. The Borrowers, the Lenders and other financial institutions party thereto and the Administrative Agent are parties to that certain Revolving Credit Agreement dated as of July 15, 2011 (as amended by the Amendment to Revolving Credit Agreement dated as of July 28, 2011, and the First Amendment and Extension Agreement dated as of July 18, 2013, the “Credit Agreement”). Capitalized terms used herein without definition shall have the meanings given to them in the Credit Agreement as they may be modified pursuant to this Agreement.

B. The Borrowers have requested a one-year extension of the Termination Date pursuant to Section 1.04 of the Credit Agreement and certain other amendments to the Credit Agreement and the Lenders signatory hereto have approved such request.

STATEMENT OF AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. EXTENSION

Pursuant to Section 1.04 of the Credit Agreement, the Borrowers provided written notice to the Administrative Agent of its request to extend the Termination Date not less than 30 days and not more than 60 days prior to the anniversary of the Closing Date occurring on July 15, 2014. As of the date hereof, Lenders (the “Extending Lenders”) holding more than fifty percent (50%) of the Total Commitments have approved the Borrowers’ request to extend the Termination Date and, subject to the satisfaction of the conditions precedent set forth in Section 3, but notwithstanding any other conditions thereto or requirements related thereto contained in Section 1.04(c) of the Credit Agreement, the Termination Date as to the Extending Lenders shall be extended for an additional year from the Current Termination Date to July 15, 2018. The Termination Date as to any Non-Extending Lender remains unchanged.

SECTION 2. AMENDMENTS

Subject to the satisfaction of the conditions precedent set forth in Section 3 (other than Section 3(d)), Section 1.06 is hereby amended and restated in its entirety as follows:

“1.06 Adjustments of Sublimits. The Borrowers may from time to time so long as no Event of Default exists with respect to any Borrower, upon not less than five Business Days’ notice to the Administrative Agent in a Sublimit Adjustment Letter in substantially the form of

Exhibit H (in which case the Administrative Agent shall promptly deliver a copy to each of the Lenders), change their respective Sublimits; provided that (i) the aggregate amount of the Sublimits shall equal but not exceed the Total Commitments, (ii) each Sublimit shall be an integral multiple of $5,000,000, (iii) the NYSEG Sublimit shall not exceed $200,000,000, (iv) the RG&E Sublimit shall not exceed $200,000,000 and (v) the CMP Sublimit shall not exceed $250,000,000; provided further that, notwithstanding the foregoing clauses (iii), (iv) and (v), the NYSEG Sublimit, RG&E Sublimit and CMP Sublimit may be increased in accordance with Section 1.05(f).

SECTION 3. CONDITIONS PRECEDENT

The extension of the Termination Date pursuant to Section 1 shall become effective as of the date when, and only when, each of the following conditions precedent shall have been satisfied (the “Effective Date”), and the amendments to the Credit Agreement pursuant to Section 2 shall become effective as of the date when, and only when, each of the following conditions precedent (other than Section 3(d)) shall have been satisfied:

(a) The Administrative Agent (or its counsel) shall have received from the Borrowers and the Extending Lenders holding more than fifty percent (50%) of the Total Commitments either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include facsimile or other electronic image scan transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b) The Borrower shall have paid:

(A) to the Administrative Agent, for the account of each Extending Lender, an extension fee in the amount of 0.06% of such Extending Lender’s Commitment as of the Effective Date, which extension fee once paid will be fully earned and nonrefundable; and

(B) all other fees and reasonable expenses of the Administrative Agent and the Lenders required under the Credit Agreement and any other Loan Document to be paid on or prior to the Effective Date (including reasonable fees and expenses of counsel) in connection with this Agreement.

(c) The Administrative Agent shall have received a certificate, dated the Effective Date and signed by a responsible officer of each Borrower, confirming that the conditions set forth in Section 5.02 of the Credit Agreement are satisfied (with all references in such paragraphs to the making of a Loan or issuance of a Letter of Credit being deemed to be references to the extension of the Commitments on the Effective Date).

(d) The Borrowers shall have received all approvals, permits and consents of any Governmental Authorities or other Persons required in connection with the execution and delivery of this Agreement and the effectiveness of the extension of the Termination Date contemplated by Section 1.

SECTION 4. MISCELLANEOUS

(A) GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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(b) Full Force and Effect. Except as expressly modified hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement after giving effect to this Agreement. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as modified hereby. This Agreement is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement except as expressly set forth herein. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.

(c) Expenses. The Borrowers agree on demand (i) to pay all reasonable fees and disbursements of counsel to the Administrative Agent, and (ii) to reimburse the Administrative Agent for all reasonable out-of-pocket costs and expenses, in each case, in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Documents delivered in connection herewith.

(d) Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

(e) Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.

(f) Construction. The headings of the various sections and subsections of this Agreement have been inserted for convenience only and shall not in any way affect the meaning or construction of any of the provisions hereof. The provisions of Section 9.02 of the Credit Agreement are hereby incorporated by reference as if fully set forth herein.

(g) Counterparts. This Agreement may be executed in two or more counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute but one agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in electronic (e.g. “.pdf” or “.tif”) format shall be effective as delivery of a manually executed counterpart of this Agreement. A set of the copies of this Agreement signed by all the parties shall be lodged with the Borrowers and the Administrative Agent.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NEW YORK STATE ELECTRIC & GAS CORPORATION

By:	/s/ Joseph J. Syta
Name:	Joseph J. Syta
Title:	Vice President, Controller & Treasurer

By:	/s/ Mark S. Lynch
Name:	Mark S. Lynch
Title:	President and Chief Executive Officer

ROCHESTER GAS AND ELECTRIC CORPORATION

By:	/s/ Joseph J. Syta
Name:	Joseph J. Syta
Title:	Vice President, Controller & Treasurer

By:	/s/ Mark S. Lynch
Name:	Mark S. Lynch
Title:	President and Chief Executive Officer

CENTRAL MAINE POWER COMPANY

By:	/s/ Eric N. Stinneford
Name:	Eric N. Stinneford
Title:	Vice President, Treasurer, Controller and Clerk

By:	/s/ Sara J. Burns
Name:	Sara J. Burns
Title:	President and Chief Executive Officer

Iberdrola OpCo Second Amendment and Extension Agreement

JPMORGAN CHASE BANK, N.A., as Administrative Agent and as a Lender

By:	/s/ Tasvir Hasan
Name:	Tasvir Hasan
Title:	Vice President

BANK OF AMERICA, N.A., as Syndication Agent and as a Lender

By:	/s/ Jerry Wells
Name:	Jerry Wells
Title:	Vice President

CITIBANK, N.A., as a Lender

By:	/s/ Anita Brickell
Name:	Anita Brickell
Title:	Vice President

SANTANDER BANK, N.A., as a Lender

By:	/s/ William Maag
Name:	William Maag
Title:	Senior Vice President

TD BANK, N.A., as a Lender

By:	/s/ David Perlman
Name:	David Perlman
Title:	Senior Vice President

Iberdrola OpCo Second Amendment and Extension Agreement

THE BANK OF NEW YORK MELLON, as a Lender

By:	/s/ Richard K. Fronapfel, Jr.
Name:	Richard K. Fronapfel, Jr.
Title:	Vice President

BANCO BILBAO VIZCAYA ARGENTARIA, S.A., NEW YORK BRANCH, as a Lender

By:	/s/ Nurys Maleki
Name:	Nurys Maleki
Title:	Vice President

By:	/s/ Verónica Incera
Name:	Verónica Incera
Title:	Managing Director

The Bank of Tokyo-Mitsubishi UFJ, Ltd. as a Lender

By:	/s/ Robert J. MacFarlane
Name:	Robert J. MacFarlane
Title:	Vice President

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Ming K. Chu
Name:	Ming K. Chu
Title:	Vice President

By:	/s/ Virginia Cosenza
Name:	Virginia Cosenza
Title:	Vice President

Iberdrola OpCo Second Amendment and Extension Agreement

HSBC BANK USA, NATIONAL ASSOCIATION, as a Lender

By:	/s/ Alexander Rea
Name:	Alexander Rea
Title:	Senior Vice President Multinationals #19168

Iberdrola OpCo Second Amendment and Extension Agreement